CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-60235, 333-60917, 33-22235, 33-31387, 33-66230,
and 33-86592) of Intellicall, Inc. of our report dated April 11, 2000, except as to Note 3 and Note 6 which are as of September 11, 2000, relating to the financial statements and financial statement schedules of Intellicall, Inc. as of December 31, 1999 and 1998 and for the years then ended, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
April 17, 2001